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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   June 29, 2006
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                          Russ Berrie and Company, Inc.
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               (Exact Name of Registrant as Specified in Charter)


         New Jersey                       1-8681                22-1815337
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(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
     of Incorporation)                                       Identification No.)



                   111 Bauer Drive, Oakland, New Jersey 07436
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               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:  (201) 337-9000
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) Effective as of June 30, 2006, John Wille, who had served as Vice President and Chief Financial Officer of Russ Berrie and Company, Inc. (the "Company") since February 2001, resigned from the Company.

     (c) As of July 5, 2006, James J. O'Reardon, Jr., 62, formerly Vice President - Corporate Audits and an executive officer of the Company since 1997, assumed the position of Vice President and Chief Financial Officer of the Company on an interim basis. Mr. O'Reardon had served as Vice President - Corporate Audits of the Company since April 2000, and had previously held the position of Vice President - Administration since September 1997. Mr. O'Reardon is currently a member of the Company's Disclosure Committee, and has been employed by the Company since 1981.

          Since the beginning of the Company's last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which either Mr. O'Reardon or any members of his immediate family had or will have a direct or indirect material interest, other than his compensation arrangement with the Company.

     (d) On June 29, 2006, as is permitted by the bylaws of the Company, Salvatore M. Salibello, 61, was duly elected at a meeting of the Board of Directors (the "Board") of the Company, as a member of the Board, effective immediately. At such meeting, Mr. Salibello was also elected to the Audit Committee of the Board, effective immediately. The Board has affirmatively determined that that Mr. Salibello qualifies as an "audit committee financial expert", as that term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission, and is "independent" for purposes of the listing standards of the New York Stock Exchange and applicable provisions of the Securities Exchange Act of 1934, as amended. At this time, any additional committees of the Board to which Mr. Salibello will be named, if any, have not yet been determined.

     On June 29, 2006, as is permitted by the bylaws of the Company, Fred Horowitz, 42, was duly elected at a meeting of the Board as a member of the Board, effective immediately. At this time, the committees of the Board to which Mr. Horowitz will be named, if any, have not yet been determined.

     Since the beginning of the Company's last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which either Mr. Salibello or Mr. Horowitz, or any members of their respective immediate families, had or will have a direct or indirect material interest, other than director compensation arrangements.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
          Year.

In connection with the matters described in Item 5.02 above, the Revised Bylaws of the Company were amended at a meeting of the Board on June 29, 2006, effective immediately, to set the number of directors of the Company's Board of Directors to no less than three and no more than eleven (the previous provision set the number to no less than three and no more than nine).

Section 8 -- Other Events

Item 8.01 Other Events

     On July 5, 2006, the Company issued a press release announcing the resignation of Mr. Wille and the appointment of Mr. O'Reardon as Vice President and Chief Financial Officer of the Company on an interim basis.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

     The following exhibits are filed with this report:

Exhibit 3.2(b)(o) Amendment to Revised Bylaws of the Company, adopted June 29, 2006.

Exhibit 99.1 Press Release, dated July 5, 2006, announcing the resignation of Mr. Wille and the appointment of Mr. O'Reardon as Vice President and Chief Financial Officer of the Company on an interim basis.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2006              RUSS BERRIE AND COMPANY, INC.


                                By:  /s/ Marc. S. Goldfarb
                                     ------------------------------------------
                                     Marc S. Goldfarb
                                     Senior Vice President, General Counsel and
                                     Corporate Secretary

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                                  Exhibit Index

Exhibit 3.2(b)(o) Amendment to Revised Bylaws of the Company, adopted June 29, 2006.

Exhibit 99.1 Press Release, dated July 5, 2006, announcing the resignation of Mr. Wille and the appointment of Mr. O'Reardon as Vice President and Chief Financial Officer of the Company on an interim basis.